Exhibit 5.1

Paris, April 17, 2018

TOTAL S.A.

Tour Coupole

2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Total Capital

Tour Coupole

2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Total Capital Canada Ltd.

2900, 240 – 4th Avenue S.W.

Calgary, Alberta, T2P 4H4

Canada

Total Capital International

Tour Coupole

2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities (the “Total Debt Securities”) of TOTAL S.A., a société anonyme organized under the laws of the Republic of France (“TOTAL”), guaranteed debt securities (the “Total Capital Guaranteed Securities”) of Total Capital, a société anonyme organized under the laws of the Republic of France (“Total Capital”), guaranteed debt securities (the “Total Canada Guaranteed Securities”) of Total Capital Canada Ltd., a corporation incorporated under the laws of Alberta, Canada (“Total Canada”), guaranteed debt securities (the “Total International Guaranteed Securities”) of Total Capital International, a société anonyme organized under the laws of the Republic of France (“Total International”) and the related guarantees of the Total Capital Guaranteed Securities, the Total Canada Guaranteed Securities and the Total International Guaranteed Securities (collectively referred to herein as the “Guarantees”) by TOTAL, I, as General Counsel of TOTAL, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1)	each of TOTAL, Total Capital and Total International is a société anonyme duly incorporated and validly existing under the laws of the Republic of France;

(2)	the Indenture relating to the Total Debt Securities, when duly and validly executed by TOTAL in accordance with a valid resolution of the board of directors of TOTAL duly authorizing such execution, will be duly authorized;

(3)	the Indenture relating to the Total Capital Guaranteed Securities has been duly authorized and validly executed by each of Total Capital and TOTAL in accordance with a valid resolution of the board of directors duly authorizing such execution of Total Capital and TOTAL, respectively;

(4)	the Indenture relating to the Total Canada Guaranteed Securities has been duly authorized and validly executed by TOTAL in accordance with a valid resolution of the board of directors of TOTAL duly authorizing such execution, assuming due authorization and execution of such Indenture in accordance with applicable laws and regulations by Total Canada;

(5)	the Indenture relating to the Total International Guaranteed Securities has been duly authorized and validly executed by each of Total International and TOTAL in accordance with a valid resolution of the board of directors duly authorizing such execution of Total International and TOTAL, respectively;

(6)	the Total Debt Securities, when duly and validly issued in accordance with a valid resolution of the board of directors of TOTAL duly authorizing such issuance, will be duly authorized;

(7)	the Total Capital Guaranteed Securities, when duly and validly issued in accordance with a valid resolution of the board of directors of Total Capital duly authorizing such issuance, will be duly authorized;

(8)	the Total International Guaranteed Securities, when duly and validly issued in accordance with a valid resolution of the board of directors of Total International duly authorizing such issuance, will be duly authorized; and

(9)	each of the Guarantees, when duly and validly executed by TOTAL in accordance with a valid resolution of the board of directors of TOTAL duly authorizing each of such Guarantees, will be duly authorized.

I have assumed that at the time of each authorization or issuance, there will not have occurred any change in applicable law or any amendment in the bylaws (statuts) of TOTAL, Total Capital or Total International, as the case may be, affecting such authorizations required for issuance of the Total Debt Securities, Total Capital Guaranteed Securities, the Total Canada Guaranteed Securities or the Total International Guaranteed Securities, as the case may be.

The foregoing opinion is limited to the laws of the Republic of France in force on this date and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the State of New York upon the opinion dated April 17, 2018, of Lycia Alderin, Group U.S. Securities Counsel to TOTAL, and as to matters governed by the laws of Canada upon the opinion dated April 17, 2018 of Bennett Jones LLP, Canadian counsel to Total Canada, which opinions are being delivered to you by such counsels.

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I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Total Debt Securities, the Total Capital Guaranteed Securities, the Total Canada Guaranteed Securities, the Total International Guaranteed Securities and the Guarantees and to the references to me under the caption “Validity of Securities” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ AURELIEN HAMELLE
Aurélien Hamelle
General Counsel